Exhibit 99.1
TPG RE Finance Trust, Inc. Reports Operating Results for the Quarter and Full Year Ended December 31, 2023
February 20, 2024
NEW YORK--(BUSINESS WIRE)--TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) reported its operating results for the quarter and full year ended December 31, 2023.
Regarding fourth quarter results, Doug Bouquard, Chief Executive Officer of TRTX, said: “We believe that our activity during the quarter ended December 31, 2023 represents important progress in positioning TRTX to take greater advantage of what we believe is an attractive investment environment.”
FOURTH QUARTER 2023 ACTIVITY
•Recognized GAAP net income attributable to common stockholders of $2.6 million, or $0.03 per common share, based on a diluted weighted average share count of 77.7 million common shares. Book value per common share was $11.86 as of December 31, 2023.
•Declared on December 18, 2023 a cash dividend of $0.24 per share of common stock which was paid on January 25, 2024 to common stockholders of record as of December 29, 2023. The Company paid on December 29, 2023 to stockholders of record as of December 19, 2023 a quarterly dividend on its 6.25% Series C Cumulative Redeemable Preferred Stock of $0.3906 per share.
•Originated one first mortgage loan on a stabilized multifamily property with a total loan commitment of $62.0 million, an initial unpaid principal balance of $48.3 million, an interest rate of Term SOFR plus 3.50%, an interest rate floor of 3.50% and an as-is loan-to-value ratio of 66.1%. Additionally, funded $34.6 million of future funding obligations associated with previously originated and acquired loans.
•Received loan repayments of $103.1 million, including one full loan repayment of $70.0 million, involving the following property types: 69.9% hotel; 22.1% mixed-use; 7.0% office; and 1.0% multifamily.
•Sold an office loan with an unpaid principal balance of $84.7 million for $29.0 million, resulting in a loss on sale of $55.8 million, including transaction costs of $0.04 million.
•Sold a multifamily loan with an unpaid principal balance of $127.3 million for $98.7 million, resulting in a loss on sale of $22.4 million, including transaction costs of $2.7 million and $8.9 million from the reversal of an unamortized purchase discount from acquisition.
•Acquired three office properties through deeds-in-lieu of foreclosure and one multifamily property through a UCC equity foreclosure with an aggregate carrying value at December 31, 2023 of $152.0 million and a fair value at foreclosure of $152.0 million.
•Sold a multifamily property in November 2023 acquired as real estate owned in August 2023 for net proceeds of $75.4 million, resulting in a gain on sale of real estate, net of $7.0 million.
•Reduced the weighted average risk rating of the Company’s loan portfolio to 3.0 as of December 31, 2023, compared to 3.2 as of September 30, 2023.
•Carried at quarter-end an allowance for credit losses of $69.8 million, a decrease of $166.9 million from $236.6 million as of September 30, 2023. The quarter-end allowance equals 190 basis points of total loan commitments as of December 31, 2023 compared to 560 basis points as of September 30, 2023.
•Held no non-accrual loans at December 31, 2023, compared to four loans at September 30, 2023 with a total amortized cost of $318.1 million.
•Closed a $90.6 million asset-specific, non-mark-to-market, matched-term financing with a global bank.

•Ended the quarter with $480.0 million of near-term liquidity: $191.4 million of cash-on-hand available for investment, net of $15.0 million held to satisfy liquidity covenants under the Company’s secured financing agreements; undrawn capacity under secured financing arrangements of $24.8 million; undrawn capacity under asset-specific financing arrangements and secured revolving credit facility of $1.6 million; and $247.2 million of reinvestment capacity in TRTX 2022-FL5.
•Non-mark-to-market debt represented 73.5% of total borrowings at December 31, 2023.
FULL YEAR 2023 ACTIVITY
•Recognized GAAP net (loss) attributable to common stockholders of ($130.9) million, or ($1.69) per common share, based on a basic and diluted weighted average share count of 77.6 million common shares.
•Declared cash dividends of $76.0 million, or $0.96 per common share, representing a 14.8% annualized dividend yield based on the December 29, 2023 closing price of $6.50, and an 8.1% annualized dividend yield based on the December 31, 2023 book value per common share of $11.86.
•Originated four first mortgage loans with total loan commitments of $229.4 million, an aggregate initial unpaid principal balance of $196.7 million, a weighted average interest rate of Term SOFR plus 4.30%, a weighted average interest rate floor of 3.59% and a weighted average loan-to-value ratio of 61.9%. Additionally, funded $140.5 million of future funding obligations associated with previously originated loans. Unfunded commitments at December 31, 2023 were $183.3 million, or 5.0% of total loan commitments.
•Received loan repayments of $907.0 million, including full loan repayments of $711.6 million on 10 loans, involving: 55.6% multifamily, 30.7% hotel, and 10.5% office.
•Sold three office loans with an aggregate unpaid principal balance of $308.4 million for $155.8 million, resulting in a loss on sale of $155.0 million, including transaction costs of $2.3 million. Sold a mixed-use loan with an unpaid principal balance of $129.2 million for $95.0 million, resulting in a loss on sale of $35.0 million, including transaction costs of $0.8 million.
•Sold a multifamily loan with an unpaid principal balance of $127.3 million for $98.7 million, resulting in a loss on sale of $22.4 million, including transaction costs of $2.7 million and $8.9 million from the reversal of an unamortized purchase discount from acquisition.
•Acquired and held four office properties through deeds-in-lieu of foreclosure and one multifamily property through a UCC equity foreclosure with an aggregate carrying value at December 31, 2023 of $199.8 million and a fair value at foreclosure of $198.0 million.
•Acquired in August 2023 through foreclosure a multifamily property with a fair value at foreclosure of $71.1 million and subsequently sold the property in November 2023 for net proceeds of $75.4 million, resulting in a gain on sale of real estate, net of $7.0 million.
•Retired $362.2 million and $179.0 million of liabilities associated with TRTX 2019-FL3 and TRTX 2021-FL4, respectively, using proceeds from loan repayments.
•Carried a CECL reserve of $69.8 million as of December 31, 2023, compared to $214.6 million as of December 31, 2022.
•Recognized credit loss expense of $189.9 million, or $2.44 per basic and diluted common share.
SUBSEQUENT EVENTS
•Closed two first mortgage loans secured by multifamily properties with an aggregate total loan commitment of $82.3 million and initial funding of $74.7 million.
•Received full loan repayments related to four first mortgage loans with a total loan commitment and unpaid principal balance of $195.0 million and $179.4 million, respectively. The first mortgage loans were secured by the following property types (as a percentage of total loan commitments repaid): 54.0% multifamily, 25.9% other (land), and 20.1% hotel.
•Extended one secured credit agreement with August 2024 next maturity date for two years to August 2026. During the two-year extension period, new and revolving borrowings are permitted, after which the secured credit agreement automatically enters a two-year term-out period through August 2028.
The Company issued a supplemental presentation detailing its fourth quarter and full year 2023 operating results, which can be viewed at http://investors.tpgrefinance.com/.

CONFERENCE CALL AND WEBCAST INFORMATION
The Company will host a conference call and webcast to review its financial results with investors and other interested parties at 9:00 a.m. ET on Wednesday, February 21, 2024. To participate in the conference call, callers from the United States and Canada should dial +1 (877) 407-9716, and international callers should dial +1 (201) 493-6779, ten minutes prior to the scheduled call time. The webcast may also be accessed live by visiting the Company’s investor relations website at http://investors.tpgrefinance.com/event.
REPLAY INFORMATION
A replay of the conference call will be available after 12:00 p.m. ET on Wednesday, February 21, 2024 through 11:59 p.m. ET on Wednesday, March 6, 2024. To access the replay, listeners may use +1 (844) 512-2921 (domestic) or +1 (412) 317-6671 (international). The passcode for the replay is 13743780. The replay will be available on the Company’s website for one year after the call date.
ABOUT TRTX
TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset management firm TPG Inc. (NASDAQ: TPG). For more information regarding TRTX, visit https://www.tpgrefinance.com/.
FORWARD-LOOKING STATEMENTS
This earnings release contains “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of TPG RE Finance Trust, Inc. (the “Company” or “TRTX”); global economic trends and economic conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, stress to the commercial banking systems of the U.S. and Western Europe, labor shortages, currency fluctuations and challenges in global supply chains; the Company's ability to originate loans that are in the pipeline and under evaluation by the Company; financing needs and arrangements; and the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward‐looking statements are generally identifiable by use of forward‐looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward‐looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward‐looking information. Statements, among others, relating to the positioning of the Company to take greater advantage of an attractive investment environment, are forward-looking statements, and the Company cannot assure you that it will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward‐looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward‐looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this earnings release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements appearing in this earnings release. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings release as a result of new information, future events or otherwise. Past performance is not indicative nor a guarantee of future returns. Yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors.
INVESTOR RELATIONS CONTACT
+1 (212) 405-8500
IR@tpgrefinance.com
MEDIA CONTACT
TPG RE Finance Trust, Inc.
Courtney Power
+1 (415) 743-1550
media@tpg.com
3